Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement on Form S-8 of our report dated February 28, 2022, with respect to the consolidated and combined financial statements of Blue Owl Capital Inc.
/s/ KPMG LLP
New York, New York
February 28, 2022